OAKWOOD MORTGAGE INVESTORS, INC. 1996-C                                                          REPORT DATE:  September 6, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                             POOL REPORT # 11
REMITTANCE REPORT                                                                                                        Page 1 of 6
REPORTING MONTH:                       Aug-97





                                            Scheduled Principal Balance of Contracts
--------------------------------------------------------------------------------------------------------------------------------

Beginning                                                                                                  Ending
Principal                  Scheduled          Prepaid            Liquidated        Contracts               Principal
Balance                    Principal          Principal          Principal         Repurchased             Balance
-------------------------------------------------------------------------------------------------------------------------------
 251,783,691.21           (436,837.47)       (991,217.99)      (773,491.78)           0.00              249,582,143.97
===============================================================================================================================

  Scheduled                                   Scheduled                                                  Amount
  Gross                      Servicing        Pass Thru             Liquidation       Reserve            Available for
  Interest                      Fee           Interest              Proceeds          Fund Draw          Distribution
----------------------------------------------------------------------------------------------------------------------------
2,275,252.25                209,819.74      2,065,432.51            532,942.01           0.00             4,236,249.72
============================================================================================================================




                                       Reserve Fund as of Cutoff Date
----------------------------------------------------------------------------------------------------


  Beginning                          Investment      Balance Before      Reserve     Reserve        Balance After
   Balance   Deposits   Distrib.      Interest    Current Distribution   Fund Draw   Fund Deposit   Current Distribution  Excess
------------------------------------------------------------------------------------------------------------------------------------
1,359,488.21  0.00     -5,532.21      5,635.98         1,359,591.98         0.00       0.00            1,359,591.98      5,635.98
====================================================================================================================================

  Reserve Fund Required Balance
---------------------------------
Before Current     After Current
Distribution       Distribution
---------------------------------
1,353,956.00       1,353,956.00
=================================


Class A-6 Liquidity Account

 Beginning                           Investment      Balance Before      Reserve      Reserve       Balance After
  Balance    Deposits   Distrib.      Interest    Current Distribution   Fund Draw    Fund Deposit  Current Distribution     Excess
------------------------------------------------------------------------------------------------------------------------------------
  455,018.50   0.00    -1,851.62      1,886.35          455,053.23         0.00         0.00            455,053.23         1,886.35
====================================================================================================================================

 Reserve Fund Required Balance
---------------------------------
Before Current     After Current
Distribution       Distribution
---------------------------------
453,166.88         453,166.88
=================================



Class B Liquidity Account

Beginning                            Investment      Balance Before      Reserve     Reserve         Balance After
 Balance     Deposits   Distrib.      Interest    Current Distribution   Fund Draw   Fund Deposit    Current Distribution  Excess
------------------------------------------------------------------------------------------------------------------------------------
 798,832.47    0.00    -3,250.71      3,311.69           798,893.45        0.00         0.00          798,893.45          3,311.69
====================================================================================================================================

 Reserve Fund Required Balance
----------------------------------
Before Current     After Current
Distribution       Distribution
----------------------------------
 795,581.76         795,581.76
==================================






                                                      Certificate Account
---------------------------------------------------------------------------------------------------------------------------------
    Beginning                     Deposits                                                Investment            Ending
     Balance            Principal              Interest        Distributions               Interest             Balance
---------------------------------------------------------------------------------------------------------------------------------
   811,617.20         2,191,338.74            2,103,695.41      4,035,054.39                2,689.41          1,074,286.37
=================================================================================================================================



                         P&I Advances at Distribution Date
 ----------------------------------------------------------------------------------
       Beginning              Recovered            Current            Ending
        Balance               Advances            Advances           Balance
 ----------------------------------------------------------------------------------
     1,581,103.62          1,497,948.45      1,699,161.12       1,782,316.29
 ==================================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1996-C                                                             REPORT DATE:  September 6, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                                POOL REPORT # 11
REMITTANCE REPORT
REPORTING MONTH:                                  Aug-97                                            Page 2 of 6




Class B Crossover Test                                                               Test Met?
-----------------------------------------------------------------                    ---------------
(a) Remittance date on or after May 2001                                                   N


(b) Average 60 day Delinquency rate <=        5%                                           Y

(c) Average 30 day Delinquency rate <=        7%                                           Y


(d) Cumulative losses do not exceed the following percent of the intitial principal balance of all Certificates


                Nov. 1996 - Nov. 1997         4%                                           Y
                April 2001 - Nov. 2002        7%                                           N
                Dec. 2002 - April 2003        8%                                           N
                May 2003 -                    9%                                           N



(e) Current realized loss ratio <=            2.75%                                        Y


(f) Are class B principal balances plus Accelerated

     Principal Distributions > =              24.501%
     of stated scheduled pool balance

                Beginning B-1 balance                                     25,726,000.00

                Beginning B-2 balance                                     12,186,224.00
                                                                   --------------------

                                                                          37,912,224.00
                Divided by beginning pool
                balance                                                  251,783,691.21
                                                                   --------------------
                                                                                 15.057%  N
                                                                   ====================








Average 60 day delinquency ratio:


                                Over 60s            Pool Balance         %
                      --------------------------------------------------------
Current Mo                     9,040,289.37          249,582,143.97   3.62%
1st Preceding Mo               7,558,496.64          251,783,691.21   3.00%
2nd Preceding Mo               6,935,921.73          253,540,013.36   2.74%
                                                      Divided by      3
                                                                   -------------
                                                                     3.12%
                                                                   =============



Average 30 day delinquency ratio:


                               Over 30s               Pool Balance      %
                      --------------------------------------------------------

Current Mo                    14,391,315.89          249,582,143.97   5.77%
1st Preceding Mo              11,874,082.62          251,783,691.21   4.72%
2nd Preceding Mo              10,902,932.90          253,540,013.36   4.30%
                                                      Divided by      3
                                                                  -------------
                                                                      4.93%
                                                                   =============

Cumulative loss ratio:

                       Cumulative losses                 832,940.77
                                                    ---------------
Divided by Initial Certificate Principal             270,791,224.00   0.308%
                                                                   =============



Current realized loss ratio:

                                Liquidation              Pool
                                   Losses               Balance
                      -------------------------------------------

Current Mo                       240,549.77          249,582,143.97
1st Preceding Mo                 127,307.34          251,783,691.21
2nd Preceding Mo                  83,982.23          253,540,013.36
                                                                     0.720%
                                                                   =============


OAKWOOD MORTGAGE INVESTORS, INC. 1996-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                          REPORT DATE:  September 6, 1997
REMITTANCE REPORT                                                                             POOL REPORT # 11
REPORTING MONTH:                                Aug-97                                                                   Page 3 of 6



                                                         Delinquency Analysis

                                       31 to 59 days                60 to 89 days            90 days and Over
              No. of               Principal                      Principal                Principal
              Loans                Balance          #             Balance      #            Balance      #
              ---------------------------------------------------------------------------------------------------
Excluding Repos   7,553          244,531,292.24    162        5,092,976.91    53        1,773,199.64    65

        Repos       141            5,050,851.73      6          258,049.61    21          661,454.82   113
              ---------------------------------------------------------------------------------------------------

        Total     7,694          249,582,143.97    168        5,351,026.52    74        2,434,654.46   178
              ===================================================================================================





                                                                                    Repossession Analysis
                                                Active Repos                     Reversal          Current Month
                       Total Delinq.             Outstanding                   (Redemption)           Repos         Cumulative Repos
                  Principal           Principal           Principal             Principal            Principal         Principal
                   Balance     #       Balance        #    Balance         #     Balance      #      Balance      #     Balance
                ------------------------------------------------------------------------------------------------------------------
Excluding Repos  2,493,166.60  280    9,359,343.15   141 5,050,851.73      0        0.00      48    1,692,033.30 262  8,284,337.95

        Repos    4,112,468.31  140    5,031,972.74
                ----------------------------------

        Total    6,605,634.91  420   14,391,315.89
                ==================================
                                5.5%          5.77%
                              =====================

OAKWOOD MORTGAGE INVESTORS, INC. 1996-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                               REPORT DATE:  September 6, 1997
REMITTANCE REPORT                                                                                  POOL REPORT # 11
REPORTING MONTH:                          Aug-97
                                                                                                                       Page 4 of 6
REPOSSESSION LIQUIDATION REPORT



                                   Liquidated                                                                           Net
   Account        Customer         Principal           Sales          Insur.          Total        Repossession     Liquidation
   Number           Name            Balance          Proceeds         Refunds        Proceeds        Expenses        Proceeds
------------------------------------------------------------------------------------------------------------------------------------
098525-9      Edlin, Eric           25,885.44         22,900.00      2,126.95        25,026.95        1,512.00       23,514.95
103171-5      Trimble, Brian        22,437.21         19,500.00        143.62        19,643.62        1,395.00       18,248.62
099150-5      Lee, Steven           28,314.78         27,000.00      1,928.61        28,928.61        2,743.00       26,185.61
096435-3      Martin, Melanie       28,323.32         21,500.00        213.51        21,713.51        5,216.08       16,497.43
096800-8      Gallimore, Tammy      21,659.02         22,200.00         58.04        22,258.04        2,616.00       19,642.04
097406-3      Huffman, James        12,919.50         15,000.00        546.00        15,546.00          850.00       14,696.00
098743-8      Crisp, Daniel         12,874.51         16,175.00        582.39        16,757.39        3,930.52       12,826.87
100655-0      Meade, David          51,679.64         49,250.00        515.04        49,765.04        3,497.62       46,267.42
096092-2      Wolfe, Tresa          19,439.94         19,400.00          0.00        19,400.00        3,469.59       15,930.41
098460-9      Havard, Michael       37,924.23         32,000.00      4,074.56        36,074.56        2,910.00       33,164.56
094211-0      Clark, Angela          8,849.32          1,200.00          0.00         1,200.00            0.00        1,200.00
102135-1      Usevich Jr, Donald     3,374.14            535.00        272.77           807.77            0.00          807.77
099815-3      Williamson, Jack      26,194.85         26,000.00          0.00        26,000.00          365.09       25,634.91
096252-2      Potter, Sheliah       22,767.08         18,300.00      1,643.30        19,943.30        3,214.90       16,728.40
101465-3      Starkey, Glen         52,758.51         23,500.00          0.00        23,500.00        4,782.15       18,717.85
094033-8      Kampbell, Stephen     60,565.10         57,900.00          0.00        57,900.00        6,390.00       51,510.00
022041-8      Potts, William        10,236.30          4,320.00        331.00         4,651.00          885.80        3,765.20
103554-2      Humphreys, Kenneth    42,136.27         21,750.00        356.33        22,106.33        3,636.52       18,469.81
095906-4      Murphy, John          34,837.24         29,900.00      2,886.11        32,786.11        4,002.11       28,784.00
097074-9      Avalos, Ernesto       20,907.85         19,900.00         42.48        19,942.48        2,668.12       17,274.36
103588-0      Parson, Joseph        33,178.37         29,000.00      2,196.23        31,196.23        1,340.00       29,856.23
097758-7      Haynes, Bobby         36,871.27         36,000.00          0.00        36,000.00        2,807.50       33,192.50
095255-6      Franceschi, Wm.       34,881.06         30,400.00        177.75        30,577.75        7,097.25       23,480.50
098266-0      Jackson, Terry        20,503.45         20,400.00        517.94        20,917.94        1,287.00       19,630.94
100884-6      Buck, Terri           24,257.60         23,800.00        781.55        24,581.55        1,714.00       22,867.55
096729-9      Booth, Jamie          22,760.35         26,000.00        740.92        26,740.92        4,267.70       22,473.22
100704-6      Massey, Thomas        26,979.15         25,400.00      1,271.65        26,671.65       12,561.33       14,110.32
095758-9      Heaston, Allen        29,976.28         28,400.00        791.24        29,191.24        6,893.27       22,297.97
                                ----------------------------------------------------------------------------------------------------
           28                      773,491.78        667,630.00     22,197.99       689,827.99       92,052.55      597,775.44
                                ====================================================================================================




                                                                Net             Current
   Account             Unrecov.          FHA Insurance        Pass Thru         Period Net      Cumulative
   Number              Advances             Coverage          Proceeds         Gain/(Loss)    Gain/(Loss)
-------------    ------------------------------------------------------------------------------------------
098525-9               1,893.42               0.00           21,621.53        (4,263.91)
103171-5               2,247.21               0.00           16,001.41        (6,435.80)
099150-5               1,892.76               0.00           24,292.85        (4,021.93)
096435-3               1,961.44               0.00           14,535.99       (13,787.33)
096800-8               1,588.32               0.00           18,053.72        (3,605.30)
097406-3               1,486.35               0.00           13,209.65           290.15
098743-8               1,177.40               0.00           11,649.47        (1,225.04)
100655-0               3,861.00               0.00           42,406.42        (9,273.22)
096092-2               1,559.10               0.00           14,371.31        (5,068.63)
098460-9               2,528.75               0.00           30,635.81        (7,288.42)
094211-0               1,217.30               0.00              (17.30)       (8,866.62)
102135-1                 837.56               0.00              (29.79)       (3,403.93)
099815-3               2,459.66               0.00           23,175.25        (3,019.60)
096252-2               3,670.00               0.00           13,058.40        (9,708.68)
101465-3               5,017.50               0.00           13,700.35       (39,058.16)
094033-8               2,267.20               0.00           49,242.80       (11,322.30)
022041-8               1,190.52               0.00            2,574.68        (7,661.62)
103554-2               3,900.61               0.00           14,569.20       (27,567.07)
095906-4               3,048.50               0.00           25,735.50        (9,101.74)
097074-9               2,529.09               0.00           14,745.27        (6,162.58)
103588-0               1,545.75               0.00           28,310.48        (4,867.89)
097758-7               2,514.18               0.00           30,678.32        (6,192.95)
095255-6               3,559.59               0.00           19,920.91       (14,960.15)
098266-0               2,055.87               0.00           17,575.07        (2,928.38)
100884-6               1,756.85               0.00           21,110.70        (3,146.90)
096729-9               1,404.45               0.00           21,068.77        (1,691.58)
100704-6               1,675.05               0.00           12,435.27       (14,543.88)
095758-9               3,988.00               0.00           18,309.97       (11,666.31)
                 ---------------------------------------------------------------------------------------
           28         64,833.43               0.00          532,942.01      (240,549.77)    (832,940.77)
                 =======================================================================================


                                                                                                 0%
                                                                                           =============


As a percentage of the aggregate cut-off date principal balance

OAKWOOD MORTGAGE INVESTORS, INC. 1996-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                              REPORT DATE:  September 6, 1997
REMITTANCE REPORT                                                                                 POOL REPORT # 11
REPORTING MONTH:                             Aug-97
                                                                                                  Page 5 of 6
CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL

                               Original        Beginning             Current                  Ending                  Principal Paid
                Cert.         Certificate     Certificate           Principal   Writedown   Certificate        Pool     Per $1,000
                Class          Balances        Balances              Payable     Amounts     Balances         Factor   Denomination
------------------------------------------------------------------------------------------------------------------------------------
A-1                            50,300,000.00   31,292,467.49    (2,201,547.24)   0.00      29,090,920.25      57.83483%    43.77
A-1 Outstanding Writedown               0.00            0.00             0.00    0.00               0.00       0.00         0.00

A-2                            46,970,000.00   46,970,000.00             0.00    0.00      46,970,000.00     100.00000%     0.00
A-2 Outstanding Writedown               0.00            0.00             0.00    0.00               0.00       0.00         0.00

A-3                            35,400,000.00   35,400,000.00             0.00    0.00      35,400,000.00     100.00000%     0.00
A-3 Outstanding Writedown               0.00            0.00             0.00    0.00               0.00       0.00         0.00

A-4                            20,900,000.00   20,900,000.00             0.00    0.00      20,900,000.00     100.00000%     0.00
A-4 Outstanding Writedown               0.00            0.00             0.00    0.00               0.00       0.00         0.00

A-5                            55,614,000.00   55,614,000.00             0.00    0.00      55,614,000.00     100.00000%     0.00
A-5 Outstanding Writedown               0.00            0.00             0.00    0.00               0.00       0.00         0.00

A-6                            23,695,000.00   23,695,000.00             0.00    0.00      23,695,000.00     100.00000%     0.00
A-6 Outstanding Writedown               0.00            0.00             0.00    0.00               0.00       0.00         0.00

B-1                            25,726,000.00   25,726,000.00             0.00    0.00      25,726,000.00     100.00000%     0.00
B-1 Outstanding Writedown               0.00            0.00             0.00    0.00               0.00       0.00         0.00

B-2                            12,186,224.00   12,186,224.00             0.00    0.00      12,186,224.00     100.00000%     0.00
B-2 Outstanding Writedown               0.00            0.00             0.00    0.00               0.00       0.00         0.00




                            ----------------------------------------------------------------------------

                              270,791,224.00  251,783,691.49    (2,201,547.24)   0.00     249,582,144.25
                            =============================================================================


OAKWOOD MORTGAGE INVESTORS, INC. 1996-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                            REPORT DATE:  September 6, 1997
REMITTANCE REPORT                                                                               POOL REPORT # 11
REPORTING MONTH:                          Aug-97
                                                                                                Page 6 of 6

CERTIFICATE INTEREST ANALYSIS



           Certificate          Remittance     Beginning      Current        Total          Interest         Ending
              Class                Rate         Balance       Accrual         Paid         Shortfall        Balance
                               -----------------------------------------------------------------------------------------
A-1                               5.76234%       0.00       155,273.69     155,273.69         0.00           0.00
A-1  Carryover Interest           0.00           0.00             0.00           0.00         0.00           0.00
A-1  Writedown Interest           0.00           0.00             0.00           0.00         0.00           0.00

A-2                               6.45000%       0.00       252,463.75     252,463.75         0.00           0.00
A-2  Carryover Interest           0.00           0.00             0.00           0.00         0.00           0.00
A-2  Writedown Interest           0.00           0.00             0.00           0.00         0.00           0.00

A-3                               6.75000%       0.00       199,125.00     199,125.00         0.00           0.00
A-3  Carryover Interest           0.00           0.00             0.00           0.00         0.00           0.00
A-3  Writedown Interest           0.00           0.00             0.00           0.00         0.00           0.00

A-4                               7.00000%       0.00       121,916.67     121,916.67         0.00           0.00
A-4  Carryover Interest           0.00           0.00             0.00           0.00         0.00           0.00
A-4  Writedown Interest           0.00           0.00             0.00           0.00         0.00           0.00

A-5                               7.35000%       0.00       340,635.75     340,635.75         0.00           0.00
A-5  Carryover Interest           0.00           0.00             0.00           0.00         0.00           0.00
A-5  Writedown Interest           0.00           0.00             0.00           0.00         0.00           0.00

A-6                               7.65000%       0.00       151,055.63     151,055.63         0.00           0.00
A-6  Carryover Interest           0.00           0.00             0.00           0.00         0.00           0.00
A-6  Writedown Interest           0.00           0.00             0.00           0.00         0.00           0.00

B-1                               7.96000%       0.00       170,649.13     170,649.13         0.00           0.00
B-1  Carryover Interest           0.00           0.00             0.00           0.00         0.00           0.00
B-1  Writedown Interest           0.00           0.00             0.00           0.00         0.00           0.00

B-2                               9.31000%       0.00        94,544.79      94,544.79         0.00           0.00
B-2  Carryover Interest           0.00           0.00             0.00           0.00         0.00           0.00
B-2  Writedown Interest           0.00           0.00             0.00           0.00         0.00           0.00

X                                          592,391.00       579,768.10     339,218.33   240,549.77     832,940.77

R                                    -           0.00             0.00           0.00         0.00           0.00

Service Fee                                      0.00       209,819.74     209,819.74         0.00           0.00
                                    --------------------------------------------------------------

                                           592,391.00     2,275,252.25   2,034,702.48   240,549.77     832,940.77

      Class B Liquidity Account                                                  0.00
                                                                         ============
                                                                         2,034,702.48
                                                                         ============


                                    Interest Paid
           Certificate               Per $1,000      Cert.      TOTAL
              Class                 Denomination    Class    DISTRIBUTION
                                  ---------------------------------------
A-1                                      4.96         A-1    2,356,820.93
A-1  Carryover Interest                  0.00
A-1  Writedown Interest                  0.00

A-2                                      5.38         A-2      252,463.75
A-2  Carryover Interest                  0.00
A-2  Writedown Interest                  0.00

A-3                                      5.63         A-3      199,125.00
A-3  Carryover Interest                  0.00
A-3  Writedown Interest                  0.00

A-4                                      5.83         A-4      121,916.67
A-4  Carryover Interest                  0.00
A-4  Writedown Interest                  0.00

A-5                                      6.13         A-5      340,635.75
A-5  Carryover Interest                  0.00
A-5  Writedown Interest                  0.00

A-6                                      6.38         A-6      151,055.63
A-6  Carryover Interest                  0.00
A-6  Writedown Interest                  0.00

B-1                                      6.63         B-1      170,649.13
B-1  Carryover Interest                  0.00
B-1  Writedown Interest                  0.00

B-2                                      7.76         B-2       94,544.79
B-2  Carryover Interest                  0.00
B-2  Writedown Interest                  0.00

X                                                      X       339,218.33

R                                                      R             0.00

Service Fee                                                    209,819.74
                                                               ------------

                                                             4,236,249.72

      Class B Liquidity Account                                      0.00
                                                              ============
                                                              4,236,249.72
                                                              =============
